EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement No. 333-235855 on Form S-4 (as amended by Amendment No. 1) pertaining to the joint proxy statement/prospectus filed by AK Steel Holding Corporation and Cleveland-Cliffs Inc.,

(2)
Registration Statement No. 033-56661 on Form S-8 (as amended by Post-Effective Amendment No.1) pertaining to the Northshore Mining Company and Silver Bay Power Company Retirement Savings Plan and the related prospectus,

(3)	Registration Statement No. 333-184620 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan,

(4)	Registration Statement No. 333-197687 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan,

(5)	Registration Statement No. 333-197688 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2014 Nonemployee Directors’ Compensation Plan,

(6)	Registration Statement No. 333-204369 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan,

(7)	Registration Statement No. 333-206487 on Form S-8 pertaining to the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan,

(8)	Registration Statement No. 333-210954 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2014 Nonemployee Directors’ Compensation Plan,

(9)	Registration Statement No. 333-217506 on Form S-8 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan, and

(10)
Post-Effective Amendment No. 1 on Form S-8 (Registration Statement No. 333-237144) to Registration Statement No. 333-235855 on Form S-4 pertaining to the Cliffs Natural Resources Inc. Amended and Restated 2015 Equity and Incentive Compensation Plan;

of our reports dated February 20, 2020, with respect to the consolidated financial statements of AK Steel Holding Corporation and the effectiveness of internal control over financial reporting of AK Steel Holding Corporation included in this Current Report on Form 8-K filed by Cleveland-Cliffs Inc.
/s/ Ernst &Young LLP
Cincinnati, Ohio
March 13, 2020